

quantum MATERIALS

Moving to Market

Update Report to QTMM Shareholders,

March 2017

Quantum Materials Corp designs, develops and manufactures quantum dots and other nano-materials in commercial quantities targeting major end-use markets such as displays, lighting, solar and bio.

Early 2017 Highlights:

January
Present Heavy Metal-Free Quantum Dot Display Film at 2017 CES

February
Achieved Very Bright, Industry-leading Narrow Emission Green Quantum Dots via Flow Manufacturing

March
- **Revised Preliminary Proxy Statement to Better Address QTMM Shareholder Concerns**

Our Business Model

This is how we do business at QMC

R&D

Quantum Materials invests significant research and development resources in the development and mass production of high quality quantum dots. This year alone we already made a tremendous amount of new discoveries.

Partnership

Quantum materials' business is based on forming and maintaining strong partnerships with our investors and customers. Currently we are looking for joint venture partners in various quantum dot related application fields.

Scale-up

Quantum Materials' patented, high volume, continuous flow process provides a fundamental advantage over competitors' quantum dots manufacturing methods, and produces low cost, high performance, customized products in volume.

Major Achievements 2017

This is what we been doing this year


Jan 2017
CEO and Chairman Re-appointed
2017 CES Present Heavy Metal-Free Quantum Dot Display Film
Monthly Burn Rate Reduced by 40%
Green Quantum Dots Achieved Industry Leading Performance
FEB 2017
Optimization in Flow Completed
Red Quantum Dot Performance Enhancement Initiated
Mar 2017
Optimization of Red QD in Flow Initiated
Nov 2017
Initiate next Gen QD Display Technology R&D

Operations Update and Product Development Status, March 2017

From the desk of Stephen Squires, CEO and Chairman



Stephen Squires
Founder, President and CEO

As many of you are aware, I transitioned as the Company's President and CEO on June 30, 2016 to lead Quantum Materials Asia to focus on establishing global operational capacity. Leading up to the end of 2016, a group of the Company's shareholders had developed serious concerns regarding the Company's ongoing R&D path towards commercializing quantum dot products. In late December, these shareholders insisted that I return to reassume my position as President and CEO.

This Operations Update and Product Development Status report is being released to give shareholders of Quantum Materials Corp an overview of:

1) What we have accomplished in Calendar Q1 of 2017 since I have returned to run the Company;

2) Where the Company currently stands in its stated mission of becoming a premiere global producer of high performance cadmium based, and cadmium-free quantum dot materials;

3) A brief update of the Company's planned commercialization path of producing high performance, competitively priced optoelectronic film components for use by the flat panel display industry with the assistance of one or more VAR partners that utilize our quantum dot materials.

This update letter will also address several key topics including:

- Current state of QMC finances & fundamental changes instituted since January 1, 2017 to improve the Company's overall financial condition.
- Plan to increase working capital for business development going forward.
- Commercialization road map for QD infused film targeting the flat panel display industry.
- Status and growth strategy of Quantum Materials Asia (QMA) subsidiary.



Solution of quantum MATERIALS
Heavy metal free Quantum dots

Current State of QMC Finances & Changes Instituted Since January 1, 2017

During my absence, Quantum Materials Corp's expenses and payables escalated significantly. While only marginally successful in raising new working capital. This escalation in operating costs and payables coupled with insufficient funds being raised resulted in a short fall in cash at the end of calendar 2016. Although the Company had an equity line agreement in place, these funds could not be accessed unless: 1) An SEC form S1 was both filed by Dec 31, 2016 and approved by the SEC by March 31, 2017- a process that typically takes several months or more, and 2) the equity line agreement required the share price be at or above $0.12. Both of these requirements were not likely to be satisfied in order to draw down the line of credit under prior management. Realizing this immediate need to add working capital to the company, we quickly addressed this issue by closing two private placements to bring in approximately $500,000 in funding to address short term capital needs. In addition to rapidly bringing in much needed working capital, we have also successfully reduced the monthly burn rate by more than $150K/month. This was primarily achieved by cutting non-essential indirect labor cost and eliminating excessive monthly professional fees and subscriptions. These cuts were made strategically, retaining our top scientific and technical talent and also adding some new faces to our development and production teams.

By reducing some non-essential staff, the Company is now in a better position to react when strategically significant scientists and engineers are identified to join our team and resources are appropriate to expend. We have also analyzed our operations to identify bottle necks and vulnerabilities, as a result, we will be adding some additional equipment to assure that we can maintain high reliability in our production operations and minimize any downtime.

Plan to Increase Working Capital

As stated above, we have been successful in raising the necessary gap funding to keep research and operations moving forward for the past few months and to begin retiring past due payables. Our next immediate goal is to secure funding adequate to sustain the Company going forward until consistent revenues can be achieved. Based on our internal analysis, we have forecast that we will require approximately $1,800,000 to sustain the Company until we are positioned to move into volume production and begin to realize collected revenues. To be conservative, the Company's goal is to secure funding in the amount of $2,500,000 within the next 30 to 90 days. To accomplish this goal, the Company is in preliminary discussions with several groups including a large fund and a strategic investor that has expressed interest in acquiring an equity stack in the Company. The Company is currently reviewing terms and we will exercise a great deal of due diligence to assure we can achieve the most favorable terms and work with the most advantageous funding source. No commitments can be given that financing will be obtained at terms satisfactory to the company if at all.

Product Development Status and Commercialization Roadmap

Since my return to overseeing day to day operations at our San Marcos headquarters we have instituted a number of key initiatives to return the Company to its primary goal of producing high quality quantum dot materials utilizing our proprietary continuous flow production process. To that end we have re-commissioned and upgraded the Company's two micro reactors. I believe our patented, high volume, continuous flow process provides a fundamental advantage over the competitors that utilize batch or seeded growth methods.

Our larger production reactor has the capability of producing 2 metric tons of cadmium based or cadmium-free quantum dots per year and our pilot scale reactor has a rating of 250 kg of cadmium based or cadmium-free quantum dots per year bringing our total capacity at this time to roughly 2.25 metric tons (or 2,250,000 grams) of finished quantum dot materials.

Since the re-commissioning of these two reactors we have made significant progress in optimizing our quantum dot materials for enabling wide color gamut (rich,deep color) properties in flat panel displays. In addition to this optimization progress, our in-house technical team has discovered a number of novel lab techniques to further improve the overall performance of our quantum dot materials. During the coming months we will be investing more to secure our intellectual property as we strive to convert these discoveries into new potential patents in order to expand the Company's significant I.P. portfolio.

Another unique benefit of our patented process is its ability to accelerate development. Recently, our team accomplished over 100 different optimization reactions in a single day. To put this into perspective, it could take months to accomplish these reactions using a batch process. As the interest level expands for the use of quantum dots utilized in the fixed display industry, our business development group has been recently responding to inquiries from a number of new prospective groups including top tier OEM's in the hand held industry. The ability to respond to new material specifications, via streamlined R&D and optimization, is key to meeting this expanded demand.

Manufacturing in-house is central to our business strategy. It ensures that our customers are guaranteed products that are produced to the highest quality standards and meet the most demanding technical specifications. A tremendous amount of work has been carried out on upgrading our internal controls to ensure that we are able to supply our materials on a timely basis and in a consistent, quality assured manner.

As I direct technology development and operations, I want to be clear in my dedication to and appreciation for our patented continuous flow process that enables this high-quality, high-volume production of uniform nano-materials including quantum dots, in an extremely efficient controlled production environment. This is what provides Quantum Materials Corp with what I have always believed to be the significant advantage in cost and quality over our competitors.

We are now producing both red and green cadmium-free quantum dots using our high-volume reactors that meet a very high specification level in terms of quantum yield and full width half max values. It is my belief that we must remain laser focused on moving

the Company to revenues first and foremost.

To this end, we are moving rapidly to have our red and green cadmium-free quantum dot materials incorporated into a finished QD film product with several qualified value added film processing groups that we are currently working with. One of the primary decisions made when I returned was to further this number of optoelectronic-capable film partners we are working with in order to maximize our capability of enter the market through multiple channels. As a direct result of that decision, the Company is now working with five separate film groups to complete commercial quality, quantum dot film products. Our goal in doing this is not only to produce film components that meet or exceed the quality of our competitors, but to make these components available at a price point that to date has not been available in the market and we believe this strategic path will allow OEM (end consumer brand) groups to offer these color enhancing features across a broader spectrum of their flat panel offerings.

Besides the "current-generation" technologies application for fixed and mobile displays, we are also in discussions with several groups that have shown interest in improving the color gamut of LCD flat panel displays using alternative technologies, these groups are comprised of both OEM electronics groups and global chemical companies.

As an example, the Company is presently engaged in discussions with China-based BOE Technology Group as they, like many electronics groups in the market are actively exploring the potential of improving their LCD displays via the utilization of quantum dot technology. While we will continue to look forward for technology development, we are confident that the current generation of film developed with our film partners will be of a specification level that will meet or exceed the engineering parameters that we have been given by BOE, as they continue to expand the display market with tremendous resources.

In addition to our core business of producing high quality specification cadmium-free quantum dots, we are also planning to begin offering a range of nano materials that we can readily produce through an online point of sale website. I believe this will allow us to generate sufficient revenues to cover overhead and help us identify ready opportunities material technologies that can be easily leveraged from knowledge gained through development and production of our heavy-metal-free quantum dots. We will also be adding additional staff to support these initiatives as working capital permits.

Quantum Materials Asia (QMA)

Since we announced in January 2016 the Joint Venture with GTG and the (eventual full) launch of Quantum Dot Production in China, many of you have speculated and wondered about the value that this JV presents to Quantum Materials Corp. Although one year might seems like a long time to achieve a reportable level of progress, I believe GTG's recent press release provides much insight. "GTG and QMA Report 150 Million RMB Investment by China Government Guidance Fund and Siting of Production Facilities in Beijing and Changde Economic Development Zones "

As you maybe aware, conducting business in China often comes with a number of unknown factors and a constantly shifting business and regulatory climate. Accomplishing this in one year is testament to GTG's experience working in China and its stature within the Chinese business and regulatory communities.

In that sense, we believe that our Joint Venture Partner GTG and its team is truly an ideal partnership to allow QMC to successfully penetrate the China market where instead, activity in the region might have unmitigated risk from unscrupulous competition. I have developed a close working relationship with the GTG group and with their assistance, I have personally met and discussed our collaboration business with many top executives in the Chinese Display industry, Chinese governmental agencies, and current and past major display industry CEOs, ministers and regulators. I have been very impressed with the enormous support and cooperation our China JV business has gained for Quantum Materials.

I am extremely confident that we will achieve an enviable position as a

significant supplier to the Chinese display industry.

Closing Notes

With regard to the previously disclosed intent to up-list to NASDAQ, I do not intend to expend any more funds, time, nor effort positioning the Company for such a move at this time. Once the Company has demonstrated a sustainable collected revenue record, we will re-evaluate this as an option. That said, and as the up-listing was intended to increase shareholder value, it is our intent to earmark a portion of the working capital that will be raised to expand our IP/patenting efforts, accelerate optimization of our quantum dot solar cell technology and to support our QD-Bio initiative. These all are intended to create tangible value to you our shareholders.

Further, with regard to our recent proxy filing, we have kept our promise and omitted the requirement to authorize preferred shares (blank check preferred) re-incorporation in Delaware and a disproportionate reverse split. We have requested to increase the outstanding authorized to 750,000,000. I keenly understand that this number may be cause for pause, and I want to be clear that we remain sensitive to dilution concerns. For our strategic vision, we want the company to be in a position to be able to react to any opportunities to make strategic acquisitions. We are uniquely positioned to leverage our high value QD and nano-materials will create these opportunities for market action.

In closing, over the past several months, our extraordinary technical staff have been working tirelessly, weekends and evenings, to move our core quantum dot technologies faster and farther so we can deliver an optoelectronic film component across the finish line. In addition to moving the ball forward on the technical side of the business, we have met with both existing and potential new investors, raised working capital to support operations and have been communicating our story to a broader audience - all in an effort to secure the Company's future and expand our shareholder base. We believe these efforts are beginning to have a positive effect that is being reflected in the Company's enterprise value. I am pleased to report to our shareholders, including the many loyal shareholders that have been with us for years - and our new shareholders that have just recently become part of the QMC family - that the Company is once

again making rapid progress towards our primary goal of generating material revenues, and we will continue to work diligently until we are successful in meeting this key milestone. The Company's commercial relationships are beginning to develop at a faster pace now as we see the market acceptance of quantum dot solutions accelerate across the broader flat panel display industry. Once we have been successful in putting the Company on a solid foundation in supplying these highly disruptive materials to the flat panel display industry, we will move our focus towards building value in the many other vertical market opportunities, such as solid state lighting, batteries and solar energy created by the profound light converting properties of quantum dots. We look forward to sharing with you our continued progress in the commercialization of quantum dots, and view the future with a great deal of confidence.


quantum

As a final note, I remain committed to providing you with timely detail on these other product markets and ongoing company operations. As we develop relationships, the new market and product development information will be released in a manner that does not jeopardize our strategic positions. For shareholder updates, I intend to release a written update quarterly following filing of our 10-Q's or 10K.

Stephen Squires
Founder, President and CEO